UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2012

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

8 Hillside Drive, Suite 207
Montclair, New Jersey 07042
(Address of principal executive offices and zip code)

(973) 744-7618
(Registrant's telephone number including area code)

4 Autumnwood Court
The Woodlands, Texas 77380
(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Board Committees:

Effective as of October 24, 2012, the board of directors (the “Board”) of MetaStat, Inc. (the “Company”) established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of the Company’s three independent directors, Johan M. (Thijs) Spoor, Patrick T. Mooney, M.D. and David N. Siegel, will serve on each committee.  Mr. Spoor will serve as the Chairman of the Audit Committee and the Nominating and Corporate Governance Committee and Dr. Mooney will serve as Chairman of the Compensation Committee.

The Board determined that Mr. Spoor possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605(c)(2)(A) of the Marketplace Rules of The Nasdaq Stock Market LLC and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Scientific Advisory Board:

Effective as of October 24, 2012, the Board formally established a Scientific Advisory Board whose primary responsibilities include advising the Company’s management and the Board on the long-term direction of the Company's scientific and research goals.  The members of the Scientific Advisory Board are John Condeelis, Ph.D., Frank Gertler, Ph.D. and Thomas Rohan, M.D., Ph.D. Dr. Condeelis will serve as Chairman of the Scientific Advisory Board.

Below is a summary of the experience of the members of the Company’s Scientific Advisory Board:

John S. Condeelis, Ph.D.  Dr. John Condeelis is The Judith and Burton P. Resnick Chair in Translational Research, Professor and Co-Chairman of the Department of Anatomy and Structural Biology at the Albert Einstein College of Medicine (AECOM). He is the director of the Cancer Center program “Tumor Microenvironment and Metastasis” and co-Director of the Gruss Lipper Biophotonics Center of AECOM. His current research interests are in tumor cell motility, chemotaxis, invasion and intravasation during metastasis.  He has combined multiphoton imaging with expression analysis to derive gene expression signatures. This Human Breast Cancer Invasion Signature defines the pathways used by tumor cells in mammary tumors to move and invade blood vessels. The tumor cells are followed using multiphoton imaging for these studies using novel caged-enzymes and biosensors to test, in vivo, the predictions of the invasion signature regarding the mechanisms of tumor cell chemotaxis to EGF. Dr. Condeelis has authored more than 250 scientific papers on various aspects of cell and cancer biology, prognostic marker development and optical imaging.

Frank B. Gertler, Ph.D.  Dr. Frank Gertler received his B.S. degree from the University of Wisconsin-Madison in 1985. During his post-graduate thesis work at the University of Wisconsin-Madison, Dr. Gertler discovered the Enabled (Ena) gene in a search for functional downstream targets of signaling by the Drosophila homolog of the c-Abl proto-oncogene. He proceeded to demonstrate that Abl and Ena function were key components of the machinery required to establish normal connections during development of the nervous system. After receiving his Ph.D. in Oncology and Genetics in 1992, Dr. Gertler trained as a Postdoctoral Fellow in the laboratory of Philippe Soriano at the Fred Hutchinson Center for Cancer Research from 1993 through 1997. During this time, he cloned Mena, the mammalian homolog of Drosophila Ena, and discovered a family of related molecules, the “Ena/VASP” proteins. In 1997, Dr. Gertler joined the Biology Department at the Massachusetts Institute of Technology (MIT). His laboratory continued to work on Mena and the related Ena/VASP proteins and described pivotal roles for these proteins in controlling cell movement, shape and adhesion during fetal development.  In 2005, Dr. Gertler moved to the MIT Center for Cancer Research and began to work on the role of Mena in metastatic progression and launched other efforts geared at understanding how the control of cell motility is dysregulated during metastatic diseases. Currently, Dr. Gertler is a Full Professor in the Koch Institute for Integrative Cancer Research at MIT and a member of the MIT Biology Department.

Thomas E. Rohan, M.D., Ph.D. Dr. Thomas Rohan is Chairman of the Department of Epidemiology and Population Health at AECOM. He is also leader of the Cancer Epidemiology Program (CEP) and Associate Director for Population Sciences in the Albert Einstein Cancer Center. Dr. Rohan is an M.D. with a Ph.D. in Epidemiology and an M.Sc. in Medical Statistics. He has published more than 300 scientific articles and two books on various aspects of epidemiology. He has a particular interest in the molecular pathogenesis of breast cancer. Dr. Rohan is Associate Editor of the Journal Cancer Epidemiology, Biomarkers, and Prevention and several other journals, including a new journal, Cancer Medicine, which has a focus on personalized medicine. He has served on many grant review panels, served a 4-year term on the Epidemiology of Cancer Study Section at National Cancer Institute (NCI), and is currently a member of the Board of Scientific Counselors of NCI.

Clinical Advisory Board:

Effective as of October 24, 2012, the Board formally established a Clinical Advisory Board whose primary responsibilities include advising the Company’s management and the Board on the most efficient translation of the Company's scientific and research discoveries to clinical practice.  The members of the Clinical Advisory Board are Joan Jones, M.D. and Joseph Sparano, M.D.

Below is a summary of the experience of the members of the Company’s Clinical Advisory Board:

Joan Jones, M.D. Dr. Joan Jones is Professor of Clinical Pathology and Laboratory Medicine at Weill Cornell Medical College and is an attending Pathologist at New York Presbyterian Hospital.  Dr. Jones is an anatomic pathologist with clinical experience in breast pathology and an interest in the contribution of cell migration and the microvasculature to metastatic progression. Dr. Jones’ work with the metastasis group at AECOM began in 1991 when parallels were first being drawn between events in amoeboid chemotaxis and the behavior of metastatic tumor cells. Her role has been to provide the histologic and human disease context for observations both in culture systems and animal models. Dr. Jones was one of the originators, along with Dr. Condeelis, on the use of intra-vital imaging (IVI) of live mammary tumors to identify vascular landmarks around which tumor cells migrate and intravasate. Dr. Jones’ application of these IVI observations to human breast cancer samples led to confirmation of the concept of Tumor MicroEnvironment of Metastasis (TMEM) in humans, a microanatomic landmark consisting of a tumor cell, an endothelial cell, and a macrophage, initially observed in vivo in animals. She developed both the methodology and the approach to quantitation of this landmark in human samples. Dr. Jones continues to work on the application of Mena-related biomarkers and TMEM to the prediction of metastatic risk in breast cancer.

Dr. Joseph Sparano, M.D.   Dr. Joseph Sparano is Professor of Medicine & Women's Health at AECOM, Associate Director for Clinical Research at the Albert Einstein Cancer Center, and Associate Chairman of the Department of Oncology at Montefiore Medical Center. He is a medical oncologist and clinical researcher who has been involved in the development of numerous phase I, II, and III NCI sponsored, investigator-initiated, and industry sponsored trials, with expertise in breast cancer, lymphoma, HIV-associated cancer, developmental therapeutics, and development and validation of prognostic and predictive biomarkers. He serves as Chair of the Eastern Cooperative Oncology Group Breast Cancer Committee, Vice-Chair of the NCI Breast Cancer Correlative Science Committee, and member of the NCI Breast Cancer Steering Committee.

Code of Ethics:

On October 24, 2012, the Company adopted a code of ethics, which is attached to this Current Report on Form 8-K as Exhibit 14.1.

Item 9.01.    Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

14.1	Code of Ethics of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Warren C. Lau___________
        Name Warren C. Lau
        Title: Chief Executive Officer

Dated: November 13, 2012